EXHIBIT 99

                          KING GEORGE STATE BANK, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           The undersigned hereby appoints _______________ and ______________, or either of them and with full power of substitution, his or her attorney-in-fact and proxy, to represent the undersigned at the Special Meeting of Shareholders of King George State Bank, Inc. ("King George"), to be held on __________, 1996 at _____ p.m. at the Main Office of King George, 10045 King's Highway, King George, Virginia and at any adjournment thereof, and to vote all shares of stock of King George that the undersigned shall be entitled to vote at such meeting. The proxies are instructed to vote on the matter set forth in the proxy statement as specified below.

           1. To approve an Agreement and Plan of Reorganization, dated as of March 12, 1996, and a related Plan of Share Exchange (collectively, the "Agreement") between King George and Union Bankshares Corporation ("Union") providing for the affiliation of King George with Union upon the terms and conditions set forth in the Agreement as described in the Proxy Statement/Prospectus of King George and Union, dated _____________, 1996.

      FOR   [__]           AGAINST   [__]                ABSTAIN   [__]
                                                        (Has the same effect as
                                                        a vote Against)

           2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

           THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBER 1 AS SPECIFIED ABOVE.

Dated:________________, 1996

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            Please sign exactly as name appears
            on the stock certificate. When
            signing as attorney, executor,
            administrator or trustee, please give
            full title. This proxy may be revoked
            at any time prior to its exercise.